Exhibit 99.1
FOR IMMEDIATE RELEASE
MRV REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS
Revenue Increases 35% Year-over-Year and 13% Sequentially
CHATSWORTH, CA — July 26, 2006 – MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), a leading provider of products and services for out-of-band networking, WDM and optical transport, optical Ethernet and optical components, today reported its results for the second quarter ended June 30, 2006. The Company’s GAAP results reflect the adoption of SFAS 123(R) regarding the expensing of non-cash share-based compensation in 2006.
Revenues for the second quarter of 2006 were $87.0 million, a 13% sequential increase from the prior quarter and an increase of 35% over revenues in the second quarter of 2005. GAAP net loss for the second quarter of 2006 was $2.6 million, or $0.02 per share, a reduction of 36% when compared to a GAAP net loss of $4.1 million, or $0.04 per share, for the second quarter of 2005. Non-GAAP net loss for the second quarter of 2006, which excludes non-cash share-based compensation and goodwill impairment net of tax, was $1.7 million, or $0.01 per share, as compared with non-GAAP net loss of $4.0 million, or $0.04 per share, for the second quarter of 2005.
“We are pleased with our second quarter results as revenues were at the high end of our guided range and we continued to make steady progress towards achieving profitability,” commented Noam Lotan, President & CEO of MRV. “Our revenue growth was driven by strength from both our networking and optical component businesses. The recent investments we made in our domestic sales force showed initial signs of success during the quarter as our networking equipment sales grew solidly in North America driven by demand for our Metro Ethernet solutions. Our optical component business posted another solid sequential sales increase as we saw continued demand for our DWDM transceivers and our Integrated Triplexer being used in Verizon’s FTTH roll out. Looking ahead, we believe our business trends continue to be positive and we are on track to achieve our goal of reaching sustainable profitability by the end of 2006.”
Kevin Rubin, Chief Financial Officer of MRV, commented, “Net loss during the quarter was at the low end of the guided range as we posted strong revenues and controlled operating expenses. We expect these improved profitability trends to continue throughout the year.”

Exhibit 99.1-1

Operational Highlights
•	The Company’s core networking business (internally developed) benefited from a strong quarter from Metro Ethernet sales in North America where sales grew 27% sequentially.

•	The Company’s optical component business unit, LuminentOIC, posted 16% sequential revenue growth and solid gross margin at 19%. Demand was primarily driven by sales of fiber-optic components such as the DWDM transceiver product line being used by major OEMs and its ONT Triplexer Transceiver. LuminentOIC also saw good demand for its next generation GPON ONT Triplexer solution.

•	The Company’s systems integration business in Europe enjoyed another strong quarter with a 16% year-over-year increase in revenue.
Product Highlights
June, 2006
•	The Company announced the availability of the LX 4000T, a new family of RoHS-compliant console servers with the redundancy and security features necessary for the Out-of-Band Networking needs of both enterprises and carriers.

•	The Company announced it had received certification for compliance with Metro Ethernet Forum (“MEF”) technical specifications for all three services defined by the MEF including Ethernet Private Line (“EPL”), Ethernet Virtual Private Line (“EVPL”) and Ethernet LAN (“ELAN”).

•	The Company debuted a new solution for Metro Ethernet Carriers enabling flexible, yet simple, deployment of optical Ethernet services using an integrated end-to-end Ethernet access system based on the OptiSwitch 9000 Metro Ethernet switch.
May, 2006
•	The Company announced the availability of the MRV 7204 Sensor Manager. The 7204 further expands MRV’s LX Series Out-of-Band Networking solution, designed to extend classic out-of-band management techniques to integrate the management of environmental and physical events into an overall IT management system.
April, 2006
•	The Company announced that Limelight Networks, Inc., (Tempe, AZ) chose MRV’s LambdaDriver for its newly built, 10 Gigabit Ethernet Silicon Valley network supporting content delivery services from its Silicon Valley location.

•	Rorke Data announced the signing of a national distribution agreement for MRV’s newest family of digital video fiber-optic transceivers, Digital Video SFPs (Small Form-Factor Pluggable).

Exhibit 99.1-2

Third Quarter 2006 Outlook
MRV currently estimates that revenues for the third quarter of 2006 will be in the range of $82 million to $87 million. Net loss per share is currently forecasted to be in the range of $0.01 to $0.02 per share on a non-GAAP basis, which excludes the effect of SFAS No. 123(R) share-based compensation expense (which is forecasted to be approximately $0.01 per share). On a GAAP basis, net loss per share is currently forecasted to be in the range of $0.02 to $0.03 per share.
Other Information
MRV will host a conference call to discuss its second quarter of 2006 financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). For parties in the United States and Canada, call 800-257-2182 to access the conference call. International parties can access the call at 303-262-2051. A financial presentation designed to guide participants through the call will also be available. MRV will offer its live audio broadcast of the conference call, along with the financial presentation, on the MRV Investor website at http://ir.mrv.com. For replay information, please visit the MRV Investor website at http://ir.mrv.com.
Non-GAAP Financial Measures
MRV provides all financial information required in accordance with accounting principles generally accepted in the United States (“GAAP”). In the first quarter of 2006, MRV adopted Financial Accounting Standards Board Statement No. 123(R), which requires companies to recognize the compensation cost associated with share-based payments in their financial statements. As a result, the financial statements for the three and six months ended June 30, 2006 include the new share-based compensation expense of $875,000 and $1.6 million, respectively; however, comparable prior year periods are not required to be restated. Therefore, to supplement MRV’s financial statements presented in accordance with GAAP, MRV has provided non-GAAP financial information, which is adjusted to exclude all share-based compensation expense. In addition to excluding all share-based compensation expense, impairments of purchased intangible assets have also been excluded. MRV believes that the presentation of non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. MRV management uses the non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of its business.
About MRV Communications, Inc.
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services and optical components. MRV’s networking business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV’s optical components business provides optical communications components for metropolitan, access and Fiber-to-the-Premises applications, through its wholly owned subsidiary LuminentOIC, Inc. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. Publicly traded since 1992, MRV is listed on the NASDAQ National Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit our websites at www.mrv.com and www.luminentoic.com.

Exhibit 99.1-3

Forward-Looking Statements
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. For example, our statements regarding our expected revenues and net loss for the third quarter of 2006 that ends on September 30, 2006 are forward-looking statements as is the statement regarding our belief that we are on track to achieve sustainable profitability at the end of 2006. Actual results could differ materially because of the following factors, among others, which may cause revenues and income (loss) to fall short of anticipated levels: vigorous competition relating to our entry into new markets or from our existing markets, market acceptance of new products, continued acceptance of existing products and continued success in selling the products of other companies, product price discounts, the timing and amount of significant orders from customers, delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below MRV’s prices; the continued ability to protect MRV’s intellectual property rights; changes in product mix; maturing product life cycles; product sale terms and conditions; currency fluctuations; implementation of operating cost structures that align with revenue growth; the financial condition of MRV’s customers and vendors; adverse results in litigation; the impact of legislative actions, higher insurance costs; potential new accounting pronouncements; the effects of terrorist activity and armed conflict such as disruptions in general economic activity and changes in MRV’s operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome, on general economic activity; and continued softness in corporate information technology spending or other changes in general economic conditions that affect demand for MRV’s products.
For further information regarding risks and uncertainties associated with MRV’s business, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MRV’s investor relations department or at MRV’s investor relations website at http://ir.mrv.com.
All information in this release is as of July 26, 2006. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Chris Danne, Rakesh Mehta
Investor Relations	(415) 217-7722
(818) 886-MRVC (6782)	chris@blueshirtgroup.com
ir@mrv.com	rakesh@blueshirtgroup.com

Exhibit 99.1-4

MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005

	(Unaudited)
Revenue	$86,965	$64,647	$164,227	$126,654
Cost of goods sold	60,182	42,294	111,659	83,257

Gross profit	26,783	22,353	52,568	43,397
Gross margin	31%	35%	32%	34%

Operating costs and expenses:
Product development and engineering	6,672	6,287	13,652	12,818
Selling, general and administrative	21,897	18,300	42,611	36,580
Goodwill impairment	52	—	52	—

Total operating costs and expenses	28,621	24,587	56,315	49,398

Operating loss	(1,838)	(2,234)	(3,747)	(6,001)

Interest expense	(733)	(1,715)	(1,789)	(2,501)
Other income, net	1,050	231	1,666	716

Loss before taxes	(1,521)	(3,718)	(3,870)	(7,786)
Provision for taxes	1,122	425	2,454	2,794

Net loss (1)	$(2,643)	$(4,143)	$(6,324)	$(10,580)

Loss per share:
Basic and diluted	$(0.02)	$(0.04)	$(0.05)	$(0.10)
Weighted average number of shares:
Basic and diluted	125,073	104,350	116,442	104,248

(1)	Net loss for the three and six months ended June 30, 2006 included share-based compensation expense related to employee stock options of $875,000 and $1.6 million, respectively, under SFAS 123(R). Net loss for three and six months ended June 30, 2005 included share-based compensation expense under SFAS 123 of $162,000.

Exhibit 99.1-5

MRV Communications, Inc.
Non-GAAP Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005

	(Unaudited)
Revenue	$86,965	$64,647	$164,227	$126,654
Cost of goods sold	60,106	42,294	111,511	83,257

Gross profit	26,859	22,353	52,716	43,397
Gross margin	31%	35%	32%	34%

Operating costs and expenses:
Product development and engineering	6,488	6,287	13,263	12,818
Selling, general and administrative	21,282	18,138	41,534	36,418

Total operating costs and expenses	27,770	24,425	54,797	49,236

Operating loss	(911)	(2,072)	(2,081)	(5,839)

Interest expense	(733)	(1,715)	(1,789)	(2,501)
Other income, net	1,050	231	1,666	716

Loss before taxes	(594)	(3,556)	(2,204)	(7,624)
Provision for taxes	1,122	425	2,454	2,794

Net loss	$(1,716)	$(3,981)	$(4,658)	$(10,418)

Loss per share:
Basic and diluted	$(0.01)	$(0.04)	$(0.04)	$(0.10)
Weighted average number of shares:
Basic and diluted	125,073	104,350	116,442	104,248

Exhibit 99.1-6

MRV Communications, Inc.
Reconciliation of GAAP to Non-GAAP Net Loss
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005

	(Unaudited)
GAAP net loss	$(2,643)	$(4,143)	$(6,324)	$(10,580)
Share-based compensation expense (SFAS 123(R) expense) included in Cost of goods sold	76	—	148	—
Share-based compensation expense (SFAS 123(R) expense) included in Product development and engineering	184	—	389	—
Share-based compensation expense (SFAS 123(R) expense) included in Selling, general and administrative	615	162 (1)	1,077	162 (1)
Goodwill impairment	52	—	52	—

Non-GAAP net loss	$(1,716)	$(3,981)	$(4,658)	$(10,418)

Loss per share:
GAAP loss per share — basic and diluted	$(0.02)	$(0.04)	$(0.05)	$(0.10)
Non-GAAP loss per share — basic and diluted	$(0.01)	$(0.04)	$(0.04)	$(0.10)
Weighted average number of shares:
Basic and diluted	125,073	104,350	116,442	104,248

(1)	Net loss for three and six months ended June 30, 2005 included share-based compensation expense under SFAS 123.

Exhibit 99.1-7

MRV Communications, Inc.
Balance Sheets
(In thousands)

	June 30,	December 31,
	2006	2005

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$92,622	$67,984
Short-term marketable securities	27,591	—
Time deposits	1,075	1,475
Accounts receivable, net	84,914	92,466
Inventories	65,428	42,216
Deferred income taxes	873	873
Other current assets	11,268	7,828

Total current assets	283,771	212,842

Property and equipment, net	14,265	14,065

Goodwill	35,215	33,656

Deferred income taxes	136	136

Other assets	4,415	4,478

	$337,802	$265,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$21,656	$30,378
Accounts payable	53,138	45,372
Accrued liabilities	30,197	29,272
Deferred revenue	6,598	6,076
Other current liabilities	3,001	2,230

Total current liabilities	114,590	113,328

Convertible notes	23,000	23,000

Other long-term liabilities	7,051	6,694

Minority interest	5,219	5,151

Commitments and contingencies

Stockholders’ equity	187,942	117,004

	$337,802	$265,177

Exhibit 99.1-8